EXHIBIT 10.73

                       SECOND AMENDMENT AND SUPPLEMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

        THIS SECOND AMENDMENT AND SUPPLEMENT TO AMENDED AND RESTATED CREDIT AGREEMENT ("SECOND AMENDMENT") dated as of June 16, 1997, between CASTLE DENTAL CENTERS, INC. a Delaware Corporation (the "BORROWER"), and NATIONSBANK OF TEXAS, N.A., a national banking association (the "LENDER").

                                    RECITALS

        WHEREAS, the Borrower and the Lender entered into that certain Credit Agreement dated as of December 19, 1995 (the "PRIOR CREDIT AGREEMENT"); and

        WHEREAS, on May 31, 1996, Borrower and Lender amended and restated the prior Credit Agreement by entering into that certain Amended and Restated Credit Agreement dated as of May 31, 1996, as amended by First Amendment and Supplement to Amended and Restated Credit Agreement dated as of August 9, 1996 (such Credit Agreement as amended is herein called the "CREDIT AGREEMENT") pursuant to which, upon the terms and conditions stated therein, Lender agreed to make loans to Borrower; and

        WHEREAS, the Borrower and the Lender have agreed, on the terms and conditions herein set forth, to amend certain aspects of the Credit Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Borrower and the Lender hereby agree that the Credit Agreement shall be amended as follows:

        SECTION 1. CERTAIN DEFINITIONS. As used in this Second Amendment, the terms "Borrower", "Credit Agreement", "Second Amendment", and "Lender" shall have the meanings indicated above; and unless otherwise defined herein, all terms beginning with a capital letter which are defined in the Credit Agreement shall have the same meanings herein as therein unless the context hereof otherwise requires.

        SECTION 2. AMENDMENTS TO CREDIT AGREEMENT.

        (a) DEFINED TERMS.

               (i) The terms "Advancing Term Loan Termination Date", "Agreement", "Applicable Margin", "Final Maturity Date", and "Revolving Credit Termination Date", which are defined in Section 1.02 of the Credit Agreement, are hereby amended to read in their entirety as follows:

               "ADVANCING TERM LOAN TERMINATION DATE" shall mean, unless the Advancing Term Note is sooner prepaid pursuant to Section 2.07 hereunder, January 31, 1998.

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               "AGREEMENT" shall mean the Amended and Restated Credit Agreement, as amended and supplemented by the First Amendment and the Second Amendment and as the same may from time to time be further amended or supplemented.

               "APPLICABLE MARGIN" shall mean, for Revolving Credit Loans, 1% per annum and for the Term Loan and the Advancing Term Loan, 1 1/2% per annum.

               "FINAL MATURITY DATE" shall mean, unless the Term Note is sooner prepaid pursuant to Section 2.07 hereof, January 31, 1998.

               "REVOLVING CREDIT TERMINATION DATE" shall mean, unless the Commitment is sooner terminated pursuant to Sections 2.03(b) or 10.02 hereof, January 31, 1998.

               "SECURITIES PURCHASE AGREEMENT" shall mean the Securities Purchase Agreement dated as of December 19, 1995 among the Borrower and each of the investors signatory thereto as amended by the Waiver and Amendment dated as of May 31, 1996 and by Amendment No.
        1 dated as of June 16, 1997.

               (ii) The proviso at the end of clause (a) of the definition of "Change of Control" is hereby amended to read as follows:

               provided, however, it shall not be deemed a Change of Control for one or more of the investors under the Securities Purchase Agreement to own or control legal or beneficial ownership of the Borrower or JHC PC unless and until such ownership or control in the aggregate equals or exceeds 40% of the Borrower or JHC PC;

        (b) ADDITIONAL DEFINED TERMS. Section 1.02 of the Credit Agreement is hereby further amended and supplemented by adding the following new definitions, which read in their entirety as follows:

               "EXCESS CASH FLOW" shall mean for any period (i) EBITDA PLUS lease and rental expense for such period less (ii) the sum of interest PLUS lease and rental expense PLUS scheduled deferred compensation PLUS debt service on long-term debt and capital leases PLUS cash taxes for such period.

               "NET CASH PROCEEDS" means in connection with the issuance of any Debt, capital stock, or other equivalent ownership interest or warrants or options to purchase any of the foregoing, the cash proceeds received, net of all reasonable investment banking fees, legal fees, accountant's fees, underwriting discounts and commissions, and other customary fees and expenses actually incurred and satisfactorily documented in connection therewith.

               "NEW PECK'S LOAN" shall have the meaning set out in Section 9.01(d) hereof.

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               "SECOND AMENDMENT" shall mean that certain Second Amendment and
        Supplement to Amended and Restated Credit Agreement dated as of June 5, 1997, between the Lender and the Borrower.

        (c) DELETED DEFINED TERMS. Section 1.02 of the Credit Agreement is hereby further amended by deleting the definition of "Advancing Term Loan Borrowing Base".

        SECTION 3. AMENDMENTS TO THE CREDIT AGREEMENT. The following provisions of the Credit Agreement shall be amended as follows:

               (a) Section 2.01 of the Credit Agreement is hereby amended as follows:

                      (i) Section 2.01(c) of the Credit Agreement is hereby
               amended by deleting the date "June 30, 1997" and substituting the words "the date of the Second Amendment" therefor.

                      (ii) Section 2.01(d) is hereby deleted and restated in its entirety as follows:

                             "(d) INTEREST RATE ON ALL LOANS. Notwithstanding
                      anything to the contrary herein all Loans shall be Base Rate Loans."

               (b) Section 2.07(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                      "(e) If the Borrower or any Subsidiary shall issue any
               Debt with the consent of the Lender, other than Debt permitted by
               Section 9.01 hereof, or any public or private offering pursuant to which the Company or any of its Subsidiaries sells its equity securities (the issuance of such Debt or such public or private offering is hereinafter referred to as a "Refinancing"), 100% of the Net Cash Proceeds thereof shall on the first Business Day after receipt be applied

                             (i) unless a Default specified in Section 10.01(a)
                      has occurred and is continuing and unless such Default would not be cured by the Refinancing, to the outstanding principal and accrued interest owing on the Revolving Credit Loan, Advancing Term Loan and the New Pecks Loan on a prorata basis in proportion to the unpaid principal amounts of the New Pecks Loan on the one hand and the Revolving Credit Loans and Advancing Term Loan on the other hand, and after such loans have been paid in full to the principal and accrued interest owing on the Term Loan; and

                             (ii) if a Default specified in Section 10.01(a)
                      exists and is continuing and such Default would not be cured by the Refinancing, first to Indebtedness owing to the Lender and after such Indebtedness has been paid in full to such other Debt or uses as Borrower may direct."

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               (c) Section 2.08 of the Credit Agreement is hereby deleted and restated in its entirety as follows:

                      "The Advancing Term Loan Commitment shall at all times be
               equal to $5,747,500."

               (d) Section 3.01 of the Credit Agreement is hereby deleted and restated in its entirety as follows:

                      "Section 3.01 REPAYMENT OF LOANS. Unless otherwise
               required pursuant to Section 2.07, the Borrower will pay to the Lender the principal payments required by this Section 3.01. On the Revolving Credit Termination Date the Borrower shall repay the outstanding principal amount of the Revolving Credit Note. Commencing on July 30, 1997, the outstanding principal amounts of the Term Note and the Advancing Term Note shall be payable in four installments, the first of which shall be equal to 50% of Excess Cash Flow for the quarter ending on June 30, 1997, to be applied one-half each to said Notes, the next two of which shall be in the amount of $301,250 on each such Note (being $602,500 in the aggregate on each installment date) payable on each of the Quarterly Dates thereafter, with the final installment of the remaining principal balance on the Term Note and the Advancing Term Note due on the Final Maturity Date."

               (e) Section 6.04(j) of the Credit Agreement is hereby deleted in its entirety.

               (f) Section 8.01 of the Credit Agreement is hereby amended as follows:

                      (i) Section 8.01(h) is hereby amended by deleting the
               figure "45" and substituting the figure "30" therefor.

                      (ii) Section 8.01(l) is hereby deleted and restated in
                its entirety as follows:

                             "(l) Promptly becoming available and in any event
                      within 30 days after the end of each month, (i) consolidated and consolidating statements of income, stockholders' equity, changes in financial position and cash flow of the Borrower and its Consolidated Subsidiaries for such month and the related consolidated and consolidating balance sheets as at the end of such month, and setting forth in each case in comparative form the corresponding figures for the preceding month, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such month and (ii) a budget variance report prepared by a Responsible Officer showing any variance from the fiscal year budget previously furnished to the Lender."

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                      (iii) The following new Section 8.01(n) is hereby added:

                             "(n) Promptly upon becoming available and in any
                      event within 30 days after the end of each fiscal year of the Borrower, a capital expenditure budget for the next fiscal year for the Lender's approval setting forth any permitted capital expenditures and permitted Liens to be incurred during the period."

               (g) Section 9.01 of the Credit Agreement is hereby amended as follows:

                      (i) Section 9.01(d) is hereby deleted and restated in its
               entirety as follows:

                             "(d) A loan in the principal amount of $2,000,000
                      arranged by Pecks Management Partners Ltd. (the "New Peck's Loan") to fund the Borrower's purchase of a purchase option for Southwest Dental Associates, L.C. ("Southwest Dental") and for working capital purposes; PROVIDED that the documentations for such loan shall be in the form attached as Exhibit A2 to the Second Amendment PROVIDED FURTHER the Subordinated Debt shall have been amended to provide that interest payments due thereon beginning with interest payments due on or after September 30, 1996 have been and will be paid with non-cash consideration until the earlier of (i) Final Maturity Date or (ii) the Refinancing."

                      (ii) Section 9.01(e) is hereby deleted in its entirety:

               (h) Sections 9.02(c) and (d) of the Credit Agreement are hereby deleted in their entirety.

               (i) Section 9.03(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                      "(g) subject to the Lender being satisfied that (i) the
               Borrower will have sufficient liquid capital to close the transaction, (ii) the Borrower is, and will be on a PRO FORMA basis, in material compliance with the provisions of Article VIII and Article IX hereof, and (iii) no material adverse change has occurred in the business or financial condition of Southwest Dental since March 31, 1997, (A) the Borrower's acquisition of a purchase option for Southwest Dental for a price not to exceed $1,000,000, and (B) the Borrower's acquisition of Southwest Dental for a purchase price of not to exceed $3,650,000."

               (j) Section 9.07 of the Credit Agreement is hereby deleted and restated in its entirety as follows:

                      "Section 9.07 MERGERS, ETC. Neither the Borrower nor any
               Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or

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               otherwise dispose of any of its Property or assets to any other
               Person other than (i) sales of inventory in the ordinary course of business and (ii) incidental sales of Property no longer useful in the Borrower's or Subsidiaries' business."

               (k) Section 9.11 of the Credit Agreement is hereby deleted in its entirety.

               (l) Section 9.12 of the Credit Agreement is hereby deleted and restated in its entirety as follows:

                      "Section 9.12 CURRENT RATIO. The Borrower will not permit
               its ratio of (i) consolidated current assets to (ii) consolidated current liabilities (excluding the current maturities of long-term debt, deferred compensation pursuant to the Deferred Compensation Agreement and Subordinated Debt) to be less than
               1.25 to 1.0 at any time."

               (m) Section 9.15 of the Credit Agreement is hereby amended by deleting and restating in its entirety the first sentence thereof:

                      "Section 9.15 LEVERAGE RATIO. The Borrower will not permit its Leverage Ratio as of the end of any fiscal quarter (calculated on a rolling four quarter basis; PROVIDED, HOWEVER, the first quarter test shall be for the quarter ended March 31, 1997 and the following rolling cumulative tests will begin with such quarter ending March 31, 1997 until a full four quarter test can be achieved) to be greater than 4.0 to 1.0 through March 31, 1997, 3.5 to 1.0 through June 30, 1997, 3.0 to 1.0 through
               September 30, 1997 and 2.75 to 1.0 thereafter."

               (n) Section 9.16 of the Credit Agreement is deleted and restated in its entirety as follows:

                      "Section 9.16 FIXED CHARGE COVERAGE RATIO. The Borrower
               will not permit its Fixed Charge Coverage Ratio as of the end of any fiscal quarter (calculated on a rolling four quarter basis; PROVIDED, HOWEVER, the first quarter test shall be for the quarter ended March 31, 1997 and the following rolling cumulative tests will begin with such quarter ending March 31, 1997 until a full four quarter test can be achieved) to be less than 1.20 to
               1.0. For any calculation period which would include one or more quarters prior to the Stock Purchase or Asset Purchase or any other future acquisition of an entity, the "rolling four quarters" shall include (i) "pro forma" the EBITDA of the applicable Old PC for such prior periods adjusted to reflect costs and expenses which such Old PC would have incurred had a Management Services Agreement between Borrower and/or any Subsidiary and such Old PC been in effect (adding back appropriate executive salaries and non-cash charge offs relating to such transaction) and (ii) deferred compensation and debt service on long-term debt and capital lease payments assumed for such

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               prior periods on the same basis as in effect during the most current quarterly period. For purposes of this Section 9.16, "Fixed Charge Coverage Ratio" shall mean the ratio for the relevant period of (i) EBITDA PLUS lease and rental expense to
               (ii) interest PLUS lease and rental expense PLUS deferred compensation pursuant to Deferred Compensation Agreement PLUS debt service on long-term debt and capital leases for the subject period."

               (o) Article IX of the Credit Agreement is hereby further amended as follows:

                      (i) Section 9.18 is amended by adding the words "New Pecks
               Loan documents" in the second line thereof after the word "Agreements" (the first time it appears) and before the word "and."

                      (ii) Section 9.21 is amended by adding the words "New
               Pecks Loan documents," in the second line thereof after the words "modification of the" and before the word "Management".

                      (iii) Section 9.24 is amended by adding the following
               sentence at the end thereof:

                             "The Borrower shall not make any optional
                      prepayment of principal or interest on the Subordinated Debt or the New Pecks Loan or any prepayment under the Deferred Compensation Agreement. The Borrower will not amend or modify the Securities Purchase Agreement (including, without limitation Amendment No. 1 thereto) without the prior written consent of the Lender.

                      (iv) A new Section 9.25 is hereby added to read as
               follows:

                             "Section 9.25 MINIMUM EBITDA. The Borrower will not
                      permit EBITDA to be less than the amounts set forth below:

                         Period beginning            Amount
                         January 1, 1997
                  ------------------------------   ----------
                  through March 31, 1997 .......   $  600,000
                  through June 30, 1997 ........   $  800,000
                  through September 30, 1997 ...   $1,000,000
                  through December 31, 1997 ....   $1,000,000

               (p) The Credit Agreement is hereby amended by deleting Exhibit J attached thereto.

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               (q) The Credit Agreement is hereby amended by deleting all of the schedules attached thereto, being Schedules 7.02, 7.03, 7.09, 7.10, 7.14-1, 7.17, 7.19-1, 7.24-1, 7.25, 9.01, 9.02, and 9.03 and
        substituting therefore Schedules 7.02, 7.03, 7.09, 7.10, 7.14, 7.17, 7.19, 7.24, 7.25, 9.01, 9.02, and 9.03 attached hereto.

        SECTION 4.    WAIVERS.

        (a) WAIVER OF CURRENT RATIO, LEVERAGE RATIO AND FIXED CHARGE COVERAGE RATIO. It is understood that immediately prior to the effective date of this Second Amendment the Borrower is not in compliance with respect to Sections 9.12, 9.15, and 9.16 of the Credit Agreement. Upon the effective date of this Second Amendment the Borrower hereby represents that it will be in compliance with all provisions of the Credit Agreement and accordingly the Lender hereby waives for the periods up to the effective date of this Second Amendment but not after, the Event of Default under Section 10.01(d) created by the aforesaid existing noncompliance.

        (b) WAIVER OF GREENBURG NOTE DEFAULT. Borrower is in default in payment of the note payable to 1st Dental Care, Inc., in the principal amount of $1,787,938 (the "Greenburg Note"). The Lender hereby waives the Event of Default under Section 10.01(b) created by the aforesaid default in the Greenburg Note for the periods up to the effective date of this Second Amendment until the date which is ninety days from and after the date hereof at which time such waiver shall terminate and the Greenburg Note must no longer be in default.

        (c) EXTENT OF WAIVER. The foregoing waiver shall not be deemed to be a wavier by the Lender of any other covenant, condition or obligation on the part of the Borrower or any Subsidiary under the Credit Agreement or any other Security Instrument except as set forth in Sections 4(a) and 4(b) of this Second Amendment. In addition, the foregoing waivers shall in no respect evidence any commitment by the Lender to grant any future waivers of any covenant, condition or obligation on the part of the Borrower or any Subsidiary under the Credit Agreement or any other Security Instrument including, without limitation, Sections 9.12, 9.15, 9.16 and 10.01(b) and (d) of the Credit Agreement. Any further waivers must be specifically agreed to in writing in accordance with
Section 11.04 of the Credit Agreement.

        SECTION 5. CONDITIONS PRECEDENT. This Second Amendment shall become binding upon the following conditions each of which must be satisfied to the satisfaction of the Lender:

               (a) receipt by the Lender of a satisfactory capital expenditure budget for the 1997 fiscal year;

               (b) funding of the New Peck's Loan on terms as set forth an Exhibit A2 hereto;

               (c) the Borrower shall have renegotiated each of the purchase money notes described on Exhibit A1 hereto to provide for interest only payments until January 31, 1998 and the waiver of any and all defaults existing under such notes and related agreements and otherwise being on terms satisfactory to the Lender;

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               (d) waiver and deferral of payments under the Deferred
        Compensation Agreement and waiver of all existing defaults thereunder;

               (e) receipt by the Lender of a restructuring fee equal to 1/2 of 1% of the Commitments;

               (f) a certificate of the Secretary of the Borrower setting forth
        (i) the resolutions of the Board of Directors of the Borrower adopted in respect of this Second Amendment, (ii) the officer of the Borrower authorized to sign this Second Amendment and (iii) the signature of such authorized officer of the Borrower;

               (g) a certificate of the Secretary of each Guarantor and Subsidiary party hereto setting forth (i) the resolutions of the Board of Directors of such entity adopted in respect of this Second Amendment,
        (ii) the officer of such entity authorized to sign this Second Amendment, and (iii) the signature of such authorized officer of such entity;

               (h) an opinion of counsel to the Borrower, the Guarantors, and Subsidiaries party hereto in form and substance satisfactory to the Lender;

               (i) payment by the Borrower of all legal fees and expenses and all closing costs and expenses in accordance with Section 8 hereof; and

               (j) such other documents as the Lender or special counsel to the Lender may reasonably request.

        SECTION 6. REPRESENTATIONS AND WARRANTIES. The Borrower hereby reaffirms that as of the effective date of this Second Amendment, the representations and warranties made by the Borrower in Article VII of the Credit Agreement, as hereby amended, will be true and correct as though made on and as of the effective date of this Second Amendment.

        SECTION 7. LIMITATIONS. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Credit Agreement, the Notes or any of the other Security Instruments, or (b) except as expressly set forth herein, prejudice any right or rights which the Lender may now have or may have in the future under or in connection with the Credit Agreement, the Notes, the Security Instruments, or any of the other documents referred to therein. Except as expressly supplemented, amended or modified hereby or by express written amendments thereof, the terms and provisions of the Credit Agreement, the Notes, any other Security Instruments, or any other documents or instruments executed in connection with any of the foregoing are and shall remain in full force and effect. In the event of a conflict between this Second Amendment and any of the foregoing documents, the terms of this Second Amendment shall be controlling.

        SECTION 8. PAYMENT OF EXPENSES. The Borrower agrees, whether or not the transactions hereby contemplated shall be consummated, to reimburse and save the Lender harmless from and against liability for the payment of all reasonable substantiated out-of-pocket costs and expenses arising in connection with the preparation, execution, delivery, amendment, modification, waiver

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and enforcement of, or the preservation of any rights under this Second
Amendment, including, without limitation, the reasonable fees and expenses of any local or other counsel for the Lender, and all stamp taxes (including interest and penalties, if any), recording taxes and fees, filing taxes and fees, and other charges which may be payable in respect of, or in respect of any modification of, the Credit Agreement and the other Security Instruments. The provisions of this Section shall survive the termination of the Credit Agreement and the repayment of the Loans.

        SECTION 9. GOVERNING LAW. This Second Amendment and the rights and obligations of the parties hereunder and under the Credit Agreement shall be construed in accordance with and be governed by the laws of the State of Texas and the United States of America.

        SECTION 10. DESCRIPTIVE HEADINGS, ETC. The descriptive headings of the several Sections of this Second Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

        SECTION 11. COUNTERPARTS. This Second Amendment may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective duly authorized offices as of June ___, 1997, and effective as of the date first above written.

               NOTICE PURSUANT TO TEX. BUS. & COMM. CODE SS.26.02

        THIS SECOND AMENDMENT AND OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NOT UNWRITTEN ORAL AGREEMENT BETWEEN THE PARTIES.

                                            CASTLE DENTAL CENTERS, INC.

                                            By: _______________________
                                                 Jack H. Castle, Jr.
                                                 President

                                            NATIONSBANK OF TEXAS, N.A.

                                            By: _______________________
                                                 Margaret H. Barradas
                                                 Senior Vice President

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                                  RATIFICATION

        Each of the undersigned hereby agrees that its/his respective liabilities under the Security Instruments to which it/he is a party shall remain enforceable against it/him in accordance with the terms of Security Instruments to which it/he is a party and shall not be reduced, altered, limited, lessened or in any way affected by the execution and delivery of this Second Amendment and Supplement to Amended and Restated Credit Agreement. Each of the undersigned hereby confirms and ratifies its/his liabilities under the Security Instruments to which it/he is a party in all respects.

                                      CASTLE DENTAL CENTERS OF TEXAS,
                                      INC.

                                      By:______________________________
                                      Name:
                                      Title:

                                      JHCDDS, INC.


                                      By:_______________________________
                                      Name:
                                      Title:

                                      CASTLE DENTAL CENTERS OF
                                      TENNESSEE, INC.


                                      By:_______________________________
                                      Name:
                                      Title:

                                      CASTLE DENTAL CENTERS OF
                                      FLORIDA, INC.


                                      By:________________________________
                                      Name:
                                      Title:


                                      -------------------------------------
                                      Jack H. Castle, Jr.

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